Exhibit 1.1

EXECUTION VERSION

INTERNATIONAL PAPER COMPANY

$1,100,000,000 3.000% Notes due 2027

$1,200,000,000 4.400% Notes due 2047

UNDERWRITING AGREEMENT

August 2, 2016

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

and

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

as Representatives for the Underwriters

named in Schedule A

Ladies and Gentlemen:

1. International Paper Company, a corporation duly organized and existing under the laws of the State of New York (the “Company”), proposes, on the terms stated herein (this “Agreement”), to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $1,100,000,000 principal amount of its 3.000% Notes due 2027 (the “2027 Notes”) and $1,200,000,000 principal amount of its 4.400% Notes due 2047 (the “2047 Notes” and, together with the 2027 Notes, the “Offered Securities”). The Offered Securities will be issued under an indenture, dated as of April 12, 1999 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as Trustee (the “Trustee”), as supplemented by a Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein) (the “Supplemental Indenture”), between the Company and the Trustee.

To the extent there are no additional Underwriters listed on Schedule A other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be;

and any reference herein to the terms “amend,” “amended,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Representatives’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Information (as defined below).

As of 5:00 p.m., August 2, 2016 (the “Time of Sale”), the Company had prepared the following information (collectively the “Time of Sale Information”): the Preliminary Prospectus dated August 2, 2016 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed in Part 1 of Schedule B hereto, including a final pricing term sheet in the form attached hereto as Annex I (the “Pricing Term Sheet”).

The Company hereby agrees with the Underwriters as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that as of the Execution Time, as of the Time of Sale and as of the Closing Date (as defined below):

(a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a Registration Statement (File No. 333-202334) on Form S-3 ASR, including a related Basic Prospectus, for registration under the Securities Act of securities issued from time to time by the Company, including the Offered Securities. Such Registration Statement became effective upon filing with the Commission. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus with respect to the Offered Securities, each of which has previously been furnished to you. The Company will next file with the Commission a Final Prospectus relating to the Offered Securities in accordance with Rules 415 and 424(b). The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Registration Statement and the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on each Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture

Act and the rules thereunder; and, as of its date, the Final Prospectus will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(c) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Securities has been initiated or threatened by the Commission. At the time of filing of the Registration Statement and at the time of the most recent amendment. thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(d) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information.

(e) Each Permitted Free Writing Prospectus (as defined below) complied in all material respects with the Securities Act (to the extent required thereby), has been or will be (within the time period specified in Rule 433 of the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Permitted Free Writing Prospectus.

(f) The documents incorporated by reference in the Registration Statement, the Final Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus and the Time of Sale Information or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) The historical financial statements filed as part of or incorporated by reference in the Registration Statement, Final Prospectus or the Time of Sale Information present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, at all times during the period specified in Section 6(e) hereof, the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply or will comply, as applicable, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Section 6(e) hereof, prepared in conformity with generally accepted accounting principles in the U.S. applied on a consistent basis throughout the periods covered thereby, subject in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of full footnote disclosure; the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries, or of the entities purported to be shown thereby, and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the

Time of Sale Information and the Final Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the material assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus. The interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus fairly present in all material respects the information required to be stated therein in accordance with the Commission’s rules and guidelines applicable thereto.

(h) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations thereunder, or which were required to be filed as exhibits to any document incorporated by reference in the Final Prospectus or the Time of Sale Information by the Exchange Act or the rules and regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document incorporated therein by reference as permitted by such rules and regulations.

(i) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture, mortgage, lease, note or instrument, which violation or default would have a material adverse effect on the assets, operations or condition (financial and otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); the execution, delivery and performance of this Agreement, the Offered Securities, the Indenture and the Supplemental Indenture (collectively, the “Transaction Documents”), the issuance and sale of the Offered Securities and compliance by the Company with the provisions of the Transaction Documents will not (1) (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument which could reasonably be expected to have a Material Adverse Effect, (ii) result in a violation of the charter or by-laws of the Company or any of its subsidiaries or (iii) result in a violation of any order, rule, statute or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or their respective properties which could reasonably be expected to have a Material Adverse Effect or (2) have a Material Adverse Effect; and except as required by the Securities Act, the Trust Indenture Act, the Exchange Act and applicable state securities or Blue Sky laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of any of the Transaction Documents.

(j) Except as described in or contemplated by the Final Prospectus, the Registration Statement and the Time of Sale Information, since the dates as of which information is given in the Final Prospectus or in the Time of Sale Information, respectively, nothing has occurred which would result in a Material Adverse Effect.

(k) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legally binding obligation of the Company.

(l) Deloitte & Touche LLP, whose reports are incorporated by reference in the Final Prospectus, the Registration Statement and the Time of Sale Information, was, upon the date of such reports, an independent public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the applicable rules and regulations thereunder.

(m) (i) The Indenture has been validly authorized, executed and delivered by the Company, and the Supplemental Indenture has been duly authorized and will be, as of the Closing Date, duly executed and delivered by the Company; the Indenture constitutes, and on the Closing Date, the Supplemental Indenture will constitute a legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (ii) the Offered Securities have been validly authorized and, upon delivery and payment therefor on the Closing Date as provided in this Agreement, will be validly issued and outstanding, and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and the Supplemental Indenture; and (iii) on the Closing Date, the Offered Securities, the Indenture and the Supplemental Indenture will conform to the descriptions thereof contained in the Final Prospectus, the Registration Statement and in the Time of Sale Information.

(n) The Company and its Significant Subsidiary have been duly organized under the laws of their respective jurisdictions of organization, are under the laws of their respective jurisdictions of organization, validly existing and in good standing, are duly qualified to do business and in good standing as foreign organizations in each jurisdiction in which their respective ownership of property or the conduct of their respective business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect, and have the power and authority necessary to own or hold their respective properties, to conduct the businesses in which they are engaged. The Company has the power and authority necessary to authorize, issue, sell and deliver the Offered Securities as contemplated by this Agreement.

(o) Except as disclosed in the Final Prospectus and the Time of Sale Information, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with sales to the Underwriters by the Company of the Offered Securities.

(p) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents in connection with the issuance and sale of the Offered Securities by the Company except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws.

(q) Except as disclosed in the Final Prospectus and the Time of Sale Information, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, except where the failure to have such good and marketable title could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Final Prospectus, the Registration Statement and the Time of Sale Information, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) The Company and its Significant Subsidiary own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(u) Except as disclosed in the Final Prospectus, the Registration Statement and the Time of Sale Information, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company has not received notice of any pending investigation which might lead to such a claim.

(v) Except as described in the Final Prospectus, the Registration Statement and the Time of Sale Information, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that could be reasonably expected to result in a Material Adverse Effect.

(w) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Final Prospectus, the Registration Statement and the Time of Sale Information, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x) The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(y) All outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and nonassessable. The Company does not have outstanding, and at the Closing Date the Company will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, (i) any Offered Securities, or (ii) any shares of capital stock held by it in any subsidiary, or any such warrants, convertible securities or obligations (except shares issued or issuable pursuant to employee or director benefit plans), except in each case as described in the Final Prospectus, the Registration Statement and the Time of Sale Information.

(z) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to cause, or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Offered Securities.

(aa) The Company and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act).

(bb) The Company and its consolidated subsidiaries maintain a process of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act in all material respects. Except as described in the Time of Sale Information and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness identified by management, or by the Company’s auditors and communicated to management, in the Company’s internal control over financial reporting.

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(dd) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any sanctions administered by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of Commerce and the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, the “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of comprehensive Sanctions (namely, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person that is currently the subject or target of Sanctions, or in any country or territory that is currently the subject or target of comprehensive Sanctions or in any other manner that will result in a violation by any person participating in the offering (whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(ee) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any affiliate, director, officer or employee, or any agent or representative acting on behalf of the Company or of any of its subsidiaries or affiliates, has (i) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (ii) taken any action that did or would result in a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or the U.K. Bribery Act 2010, as amended.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of Offered Securities. The Company agrees to sell to the Underwriters, and on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) 98.974% of the principal amount of the 2027 Notes and (ii) 99.024% of the principal amount of the 2047 Notes, in each case plus accrued interest from August 11, 2016 to the Closing Date in the respective principal amounts of the Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities in the form of permanent global securities in definitive form (the “Global Securities”)

deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Prospectus, the Registration Statement and the Time of Sale Information.

Payment for the Offered Securities shall be made by the Underwriters in federal (same day) funds by wire transfer to an account previously designated by the Company for such purpose at a bank reasonably acceptable to the Representatives at 10:00 a.m. (New York City time), on August 11, 2016, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the offices of Cahill Gordon & Reindel LLP not later than 2:00 p.m., New York City time, on the Business Day prior to the Closing Date.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered Securities (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

4. Representations and Warranties of the Underwriters.

(a) Each Underwriter severally represents, warrants and agrees that it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Offered Securities (and will promptly notify the Company if any such proceeding against it is initiated during the period specified in Section 6(e)).

(b) Each Underwriter severally represents, warrants and agrees that: in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer of the Offered Securities to the public in that Relevant Member State, except that it may make an offer of Offered Securities to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Directive (as defined below), if they have been implemented in that Relevant Member State: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Representative or Representatives nominated by the Issuer for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Offered Securities to the public shall result in a requirement for the publication by the Company or the Underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this preceding paragraph, the expression “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Time of Sale Information.

6. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which any Representative reasonably objects. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) and 430B within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will have paid the registration fees for this offering within the time period required by Rule 456(b)1(i) under the Securities Act (without giving effect to the proviso therein) prior to the Closing Date. The Company will promptly advise the Representatives (1) when the Final Prospectus, any supplement thereto or any Permitted Free Writing Prospectus shall have been filed with the Commission, (2) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Preliminary Prospectus, the Time of Sale Information or the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or the institution or threatening of any proceeding for that purpose or under Section 8A of the Securities Act, (5) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and (6) of the receipt by the

Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or objection or relief from such occurrence.

(b) The Company will furnish to the Underwriters, without charge, as many copies of the Registration Statement, only one of which need include exhibits and materials, if any, incorporated by reference therein, as the Representatives may reasonably request and, during the period mentioned in Section 6(e) below, as many copies of the Final Prospectus and each Permitted Free Writing Prospectus, if applicable, any documents incorporated by reference therein and any supplements and amendments thereto as the Representatives may reasonably request.

(c) The Company will prepare the Final Prospectus, as amended and supplemented, in relation to the Offered Securities in the form approved by the Representatives and will file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second day following the execution and delivery of this Agreement, and before amending or supplementing the Registration Statement or the Final Prospectus with respect to the Offered Securities, will promptly advise and furnish the Representatives with a copy of each such proposed amendment or supplement.

(d) If at any time prior to the Closing Date any event shall occur as a result of which the Time of Sale Information as then amended or supplemented would, in the judgment of the Company or in the judgment of the Underwriters’ counsel, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the judgment of the Company or the judgment of the Underwriters’ counsel, it is necessary to amend or supplement the Time of Sale Information to comply with law, forthwith at the Company’s own expense, the Company agrees to amend or to supplement the Time of Sale Information and to furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery to investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(e) If, during such period after the commencement of the public offering of the Offered Securities as in the judgment of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of Offered Securities by any Underwriter or dealer, any event shall occur as a result of which the Final Prospectus as then amended or supplemented would, in the judgment of the Company or in the judgment of the Underwriters’ counsel, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the judgment of the Company or the judgment of the Underwriters’ counsel, it is necessary to amend or supplement the Final Prospectus to comply with law, forthwith at the Company’s own expense, the Company agrees to amend or to supplement the Final Prospectus and to furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery to investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(f) The Company will endeavor in good faith in cooperation with the Underwriters to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) The Company agrees, until the termination of the offering of the Offered Securities, to file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in a timely manner.

(i) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j) The Company agrees to pay all costs and expenses incidental to the performance of its obligations under the Transaction Documents, including, without limitation, (i) the fees and expenses of the Trustee and any paying agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and any taxes payable in that connection and the costs of preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Time of Sale Information and amendments and supplements thereto and the distribution thereof; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Registration Statement

for sale under the laws of such jurisdictions in the United States as the Representatives designate and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Registration Statement; (vi) the fees and expenses of the Company’s counsel and independent accountants; and (vii) for expenses incurred in distributing the Time of Sale Information and the Final Prospectus. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for all travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective investors of the Offered Securities.

(k) During the period beginning on the date hereof and continuing to and including the earlier of the Closing Date or the termination of trading restrictions, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Representatives.

(l) The Company will assist the Underwriters in arranging for the Offered Securities to be eligible for clearance and settlement through the DTC.

(m) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

6A. Free Writing Prospectus Covenants.

(a) The Company represents and agrees that, without the prior consent of the Representatives, which consent will not be unreasonably withheld, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433; any such free writing prospectus (which shall include the Pricing Term Sheet), the use of which has been consented to by the Company and the Representatives, is listed on Schedule B and herein called a “Permitted Free Writing Prospectus.”

(b) The Company agrees to prepare a term sheet specifying the terms of the Offered Securities not contained in the Preliminary Prospectus, substantially in the form of Annex I hereto and approved by the Representatives, and to file such pricing term sheet pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule.

(c) The Company represents that it has treated or agreed that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act. The Company and the Underwriters have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any free writing prospectus, including timely Commission filing, where required, and legending.

(d) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or the Time of Sale Information would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representatives which will correct such conflict, statement or omission.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Final Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) hereof, and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall have been instituted or threatened.

(b) At the time of the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Underwriters, at the request of the Company, a letter dated the date hereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex II hereto and to such further effect as counsel to the Underwriters may reasonably request; provided that the letter delivered on the date hereof shall use a “cut-off” date no more than three business days prior to the date hereof.

(c) On the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters, at the request of the Company, a customary “bring-down” comfort letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(d) Subsequent to the earlier of (x) the Time of Sale and (y) the execution and delivery of this Agreement, there shall not have occurred (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as one enterprise, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; or (B) any downgrading in the rating of any debt of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating). Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (ii) any banking moratorium declared by U.S. Federal or New York authorities; (iii) any outbreak or escalation of hostilities or any change in the financial markets in the United States or any calamity or crisis, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated by this Agreement and the Final Prospectus, the Registration Statement and the Time of Sale Information; (iv) any action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; or (v) any injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities.

(e) The Underwriters shall have received the opinion, dated the Closing Date, of Tong Zou, Esq., Senior Counsel, Corporate Transactions and Finance, of the Company, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex III hereto. In giving such opinion, Ms. Zou may limit such opinion to the laws of the State of New York and the Federal laws of the United States. Such opinion may also be subject to such assumptions and qualifications as are satisfactory to counsel for the Underwriters.

(f) The Underwriters shall have received the opinion letter and negative assurance letter, each dated the Closing Date, of Debevoise & Plimpton LLP, counsel to the Company, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annexes IV and V hereto. In giving such opinion, Debevoise & Plimpton LLP may limit such opinion to the laws of the State of New York and the Federal laws of the United States and may rely, as to matters of fact, upon the representations and warranties of the Company contained herein and upon certificates of officers of the Company and of public officials. Such opinion may also be subject to such assumptions and qualifications as are satisfactory to counsel for the Underwriters.

(g) The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, an opinion letter and negative assurance letter, each dated the Closing Date, with respect to such matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Company shall have furnished to the Underwriters on the Closing Date, a certificate, dated as of the Closing Date, of an authorized executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Underwriters stating that: (i) the representations, warranties and agreements of the Company herein are true and correct in all material respects as of such Closing Date; the Company has complied in all material respects with its agreements contained herein; and there shall have been no material adverse change in the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or in the earnings or business affairs of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Final Prospectus, the Registration Statement and the Time of Sale Information; (ii) such officer has carefully examined the Registration Statement, the Final Prospectus and any Time of Sale Information and, in such officer’s opinion, (A) as of the Time of Sale, (1) the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement and the Time of Sale Information did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (3) any Permitted Free Writing Prospectus when taken together with the Time of Sale Information did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) the Final Prospectus, as of its date did not, and as of the Closing Date does not, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) since the Time of Sale, no event has occurred which should have been set forth in a supplement to or amendment of the Final Prospectus or the Time of Sale Information, in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information or the Final Prospectus, as the case may be, is delivered to a purchaser, not misleading, which has not been set forth in such a supplement or amendment; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose pursuant to Rule 401(g)(2) or Section 8A under the Securities Act have been instituted or, to the Company’s knowledge, threatened.

(i) The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company.

(j) The Offered Securities shall be eligible for clearance and settlement through DTC, including Euroclear Bank, S.A./N.V. and Clearstream Luxembourg, société anonyme, as participants.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of an Underwriter involved on behalf of such Underwriter in the distribution process for the Offered Securities, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, the Final Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 6 of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, any Permitted Free Writing Prospectus or the Time of Sale Information, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus under the caption “Underwriting”: third paragraph and third sentence of sixth paragraph; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 6 of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that the failure to so notify has materially prejudiced the rights of the indemnifying party under this Agreement. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying person) to represent the indemnified party and any others entitled to indemnification pursuant to this Section 8 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified person, from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term Underwriter includes any persons substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto will remain in full force and effect, regardless of any investigation or termination of this Agreement, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated as contemplated herein, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated as contemplated herein for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in the second sentence of Section 7(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel (Fax: (212) 797-4561) and c/o J.P. Morgan. Securities LLC, 383 Madison Avenue, New York, NY 10179, (Fax: (212) 834-6081 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at International Paper Company, 6400 Poplar Avenue, Memphis, TN 38197, Attention: Secretary (fax: (901) 214-0647); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Representation of Underwriters. The Representatives will act for the Underwriters in connection with this purchase, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

17. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Basic Prospectus” shall mean the prospectus referred to in Section 2(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date that the Registration Statement, any post-effective amendment or amendments thereto with respect to the Offered Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K under the Securities Act, as applicable, became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Offered Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Offered Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, as amended as of the Effective Date, including the Final Prospectus, all exhibits thereto (excluding the Form T-1, except where otherwise stated), the documents incorporated by reference therein and the information deemed to be a part of such registration statement as of the Effective Date pursuant to Rule 430B under the Securities Act.

“Rule 415” and “Rule 424” refer to such rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

INTERNATIONAL PAPER COMPANY

By:	/s/ Errol A. Harris
Name:	Errol A. Harris
Title:	Vice President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC

For themselves and on behalf of the Several Underwriters listed in Schedule A hereto.

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Eunice Kang
Name:	Eunice Kang
Title:	Director

By:	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Managing Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Vice President

SCHEDULE A

Underwriters	Principal Amount of 2027 Notes	Principal Amount of 2047 Notes
Deutsche Bank Securities Inc.	$198,000,000	$216,000,000
J.P. Morgan Securities LLC	198,000,000	216,000,000
SMBC Nikko Securities America, Inc.	93,500,000	102,000,000
BBVA Securities Inc.	66,000,000	72,000,000
Credit Agricole Securities (USA) Inc.	66,000,000	72,000,000
Regions Securities LLC	66,000,000	72,000,000
BNP Paribas Securities Corp.	51,150,000	55,800,000
Citigroup Global Markets Inc.	51,150,000	55,800,000
DNB Markets, Inc.	51,150,000	55,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	51,150,000	55,800,000
BNY Mellon Capital Markets, LLC	37,400,000	40,800,000
Mizuho Securities USA Inc.	37,400,000	40,800,000
PNC Capital Markets LLC	37,400,000	40,800,000
U.S. Bancorp Investments, Inc.	37,400,000	40,800,000
MUFG Securities Americas Inc.	29,150,000	31,800,000
Rabo Securities USA, Inc.	29,150,000	31,800,000

TOTAL	$1,100,000,000	$1,200,000,000

SCHEDULE B

PERMITTED FREE WRITING PROSPECTUSES

Part 1: Free Writing Prospectuses Included in the Time of Sale Information

1.	Pricing Term Sheet, dated August 2, 2016; and

Part 2: Free Writing Prospectuses Not Included in the Time of Sale Information

2.	Electronic roadshow, dated August 2, 2016.

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